Exhibit 10.9



                             SECURED PROMISSORY NOTE

THIS NOTE IS A SECURITY AND IT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS NOTE HAS BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE 'GEORGIA SECURITIES ACT OF 1973' AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.


Atlanta, Georgia                                               U.S. $1,000,000


         FOR VALUE RECEIVED, the undersigned, Method Products Corp., a Florida corporation ("Maker") promises to pay to Danka Holding Company, a Delaware corporation ("Danka") at 11201 Danka Circle North, St. Petersburg, Florida 33716, the principal sum of One Million Dollars (U.S. $1,000,000.00) in immediately available and lawful funds. Unpaid principal shall become due and payable as follows: (a) Maker shall pay to Danka within five (5) business days of Maker's receipt of cleared funds from the sale of any of the inventory of Ameritrend Corporation, a Florida corporation ("Ameritrend"), the capital stock of which was acquired by the Maker pursuant to the Stock Purchase Agreement by and among the Maker, Ameritrend and Danka as of the date hereof (the "Stock Purchase Agreement"), all proceeds from such sale equal to the purchase price paid by Ameritrend and/or the Company to the distributor of such inventory, as such purchase price is represented on Schedule 2.01 (h) of the Stock Purchase Agreement, and (b) in any event, no later than 180 days following the Closing (as such term is defined in the Stock Purchase Agreement (the "Due Date").



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         Should Maker desire to pre-pay all or any portion of this Secured
Promissory Note (the "Note") at any time prior to the Due Date, Maker may make such pre-payment without penalty. This Note is secured by that certain Security Agreement dated as of the date hereof (the "Security Agreement") and executed by Ameritrend and Danka and by that certain Stock Pledge Agreement dated as of the date hereof (the "Stock Pledge Agreement") and executed by the Maker and Danka.

         A default under this Note shall occur upon the following: (i) the failure of Maker to pay any portion of the principal amount hereunder when due;
(ii) the bankruptcy or insolvency of Maker; (iii) default under the Security Agreement, (iv) default under the Stock Purchase Agreement, or (v) default under the Stock Pledge Agreement.

         In the event of a default under this Note, at the option of the holder hereof: (i) the holder may immediately declare the whole sum of principal hereunder immediately due and payable; (ii) simple interest may be charged on the amount delinquent at the lower of: (1) the rate of eighteen percent (18%) per annum, or (2) the maximum rate permitted by law, effective from the date that such amount(s) shall become due until such delinquent amount(s), with simple interest thereon at such rate, shall have been paid in full; and/or (iii) the holder may foreclose on the Security Agreement or the Stock Pledge Agreement.

         Any forbearance or failure or delay by holder hereof in exercising any right, power, or remedy hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right, power, or remedy shall not preclude the further exercise thereof. No waiver shall be effective unless it is in writing. Maker may not assign any of its obligations hereunder without written consent of holder hereof. If at any time any one or more of the provisions contained in this Note is or should become invalid, illegal or unenforceable in any respect under any law, rule regulation, or ruling, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         Except as set forth herein, Maker waives notice of acceptance, presentment, demand for performance, payment, protest, notice of dishonor or nonpayment of the Note, suit or the taking of any other action by the holder against the Maker and the right to assert any statute of limitations. No delay on the part of holder in exercising any right hereunder shall operate as a waiver of such right under this Note. This Note is being delivered in and shall be construed in accordance with the internal laws of the State of Florida without regard to its conflict or choice of laws provisions. Maker hereby submits solely to the exclusive jurisdiction and venue of the federal and/or state courts



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located in Broward County, Florida for purposes of any action and/or proceeding arising hereunder or relating hereto, waives it right to a trial by jury in any such action and/or proceeding and agrees that service upon Maker in any such action and/or proceeding may be made by first class mail, certified or registered, to Maker's address as it appears below. The prevailing party in any such action and/or proceeding shall be entitled to recover his/her/its reasonable attorneys' fees and costs from the other party, including such fees, costs and expenses incurred in bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals and any anticipated post-judgment collection services.

                                    MAKER

                                    METHOD PRODUCTS CORP.


                                    By: /s/ Mark Antonucci
                                       ----------------------------------------
                                        Mark Antonucci, Chief Executive Officer
                                        2101 NW 33rd Street, Suite 600A
                                        Pompano Beach, FL 33069




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